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EXHIBIT 10.5

SECOND AMENDMENT TO
AMENDED AND RESTATED RECEIVABLES FINANCING AGREEMENT

SECOND AMENDMENT, dated as of August 22, 2008 (this “Amendment”), to AMENDED AND RESTATED RECEIVABLES FINANCING AGREEMENT, dated as of October 18, 2007, as amended by First Amendment dated as of February 8, 2008 (the “Agreement”; unless otherwise defined herein, terms defined in the Agreement are used herein as therein defined), by and among UPFC Funding Corp. (the “Borrower”), United Auto Credit Corporation, individually and as Servicer, United Auto Business Operations, LLC, United PanAm Financial Corp., the Lenders from time to time parties thereto (the “Lenders”), the Agents from time to time parties thereto, CenterOne Financial Services LLC, as Backup Servicer, and Deutsche Bank Trust Company Americas, as Administrative/Collateral Agent and as Custodian.

WITNESSETH:

WHEREAS, the parties wish to amend the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereto agree as follows:

1. Amendments.

(a) The Commitment of Deutsche Bank AG, New York Branch, as Committed Lender in the Gemini Lender Group, is hereby amended to be $260,000,000.

(b) Section 1.1 of the Agreement is hereby amended by:

(i) deleting the definitions of Additional Reserve Account Percentage, Additional Reserve Account Requirement, Adjusted EBITDA, Initial Advance Rate, Initial Borrowing Base, Interest Expense, Liquidity Amount, Target Advance Rate and Target Borrowing Base;

(ii) adding the following definitions in the appropriate alphabetical order:

“Advance Rate” means, on any day during each of the Accrual Periods beginning on the respective Distribution Dates set forth in the table in Exhibit E to this Agreement, the percentage set forth opposite such Distribution Date in such table; provided that if a Facility Termination Event shall have occurred, the Advance Rate shall equal 0.0%.

“Amortization Percentage” means, with respect to the Distribution Date occurring during each of the months set forth in the table in Exhibit F to this Agreement, the percentage set forth opposite such month in such table.

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“Borrowing Base” means, on any day, the sum of (a) the product of (i) the Advance Rate applicable to the Accrual Period in which such day occurs and (ii) the Aggregate Outstanding Principal Balance of all Transferred Contracts, if any, which were originated on or prior to August 22, 2008 and are Eligible Contracts on such day of determination less any Overconcentration Amount with respect to such Transferred Contracts (each determined after giving effect to the transfer of Eligible Contracts to the Borrower on such day), plus (b) the product of (i) the lesser of (A) [*] and (B) the Advance Rate applicable to the Accrual Period in which such day occurs and (ii) the Aggregate Outstanding Principal Balance of all Transferred Contracts, if any, which were originated after August 22, 2008 and are Eligible Contracts on such day of determination less any Overconcentration Amount with respect to such Transferred Contracts (each determined after giving effect to the transfer of Eligible Contracts to the Borrower on such day), plus (c) the amount on deposit in the Collection Account which represents principal collections on Transferred Contracts as of such day (other than, if such day is a Distribution Date, any such principal collections to be included in the Amount Available on such day).

“Borrowing Base Cure Period” shall be a period (a) commencing on a Distribution Date if, on such Distribution Date (after giving effect to the distributions to be made on such date), the aggregate principal amount of all Advances outstanding exceeds the Borrowing Base computed using the Advance Rate for the Accrual Period commencing on such Distribution Date (the “Current Advance Rate”) and would not have exceeded the Borrowing Base computed using the Advance Rate for the immediately preceding Accrual Period (the “Prior Advance Rate”), and (b) ending on the first to occur of (i) the date on which the aggregate principal amount of all Advances outstanding no longer exceed the Borrowing Base computed using the Current Advance Rate, (ii) the day on which the Effective Advance Rate is greater than the Effective Advance Rate for any prior day during the current Accrual Period, (iii) the date of the occurrence of any Facility Termination Event, and (iv) the last day of the current Accrual Period; provided that if two Borrowing Base Cure Periods shall have occurred, no additional periods shall constitute Borrowing Base Cure Periods.

“Capitalized Lease” means all monetary obligations of a Person under any lease or similar arrangement of such Person which, in accordance with GAAP, should be capitalized or classified as capitalized leases on the balance sheet of such Person and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Effective Advance Rate” means, on any day, the percentage equivalent of a fraction, (a) the numerator of which equals the aggregate principal amount of all Advances then outstanding and (b) the denominator of which equals the sum of (i) the Aggregate Outstanding Principal Balance of all Transferred Contracts less any Overconcentration Amount (each determined after giving effect to the transfer of Eligible Contracts to the Borrower on such day), plus (ii) the amount on deposit in the Collection Account which represents principal collections on Transferred Contracts as of such day (other than, if such day is a Distribution Date, any such principal collections to be included in the Amount Available on such day).

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“Liquidity Amount - Cash” shall mean, on any determination date, the cash or cash equivalents owned by UACC and UPFC and any of their respective subsidiaries on such determination date.

“Second Amendment” means the Second Amendment, dated as of August 22, 2008, to this Agreement.

“Upfront Facility Fee” means the fee payable pursuant to Section 2(a) of the Fifth Amendment to Fee Letter, dated as of August 22, 2008, among the Borrower, Deutsche Bank Securities Inc. and the Administrative/Collateral Agent.

“Subservicing Fees” has the meaning set forth in Section 8.9(g).

“Tangible Shareholders’ Equity” means shareholders equity, less any goodwill, each determined on a consolidated basis in accordance with GAAP.

(iii) adding the following at the end of the definition of “Amount Available”:

The Amount Available shall also include (i) the proceeds of the sale of Transferred Contracts deposited in the Collection Account pursuant to Section 13.4(a) during the related Accrual Period and (ii) following a Facility Termination Event or if, on such Distribution Date, the aggregate principal amount of the Advances outstanding exceed the Borrowing Base, the amount of “Residual Distributions” deposited in the Collection Account pursuant to the Residual Security Agreement.;

(iv) deleting the number $45,000 in the definition of Capped Fees/Expenses - Backup Servicer and substituting the number [*] in lieu thereof;

(v) adding the following at the end of the definition of “Transferred Contracts”:

Transferred Contracts shall also include Contracts transferred by the Seller to the Borrower which were not Eligible Contracts at the time of transfer.;

and

(vi) deleting the definitions of Backup Servicer Fee, Default Rate, Facility Termination Date, Required Reserve Account Amount and Total Expense Percentage and substituting, in lieu thereof, respectively, the following:

“Backup Servicer Fee” means, for any Distribution Date, the amount payable to the Backup Servicer as its regular fee on such Distribution Date pursuant to the Backup Servicer Fee Letter together with any amounts payable to the Backup Servicer pursuant to Section 8.9(f).

“Default Rate” means a rate per annum equal to [*] in excess of the rate at which the Yield would otherwise be calculate for the related monetary obligation.

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“Facility Termination Date” means the earlier of (a) October 15, 2009 and (b) the effective date on which the Facility is terminated pursuant to Section 14.2.

“Required Reserve Account Amount” means, on any date, the Minimum Reserve Account Requirement.

“Total Expense Percentage” means, as of any date, the sum of (a) the Servicing Fee Percentage plus (b) the “Usage Fee Rate” (as defined in the Fee Letter).

(c) Section 1.2 of the Agreement is hereby amended by deleting clause (e) thereof and substituting, in lieu thereof, the following:

(e) For the avoidance of doubt, on each date on which the Aggregate Eligible Contracts Balance or the Borrowing Base is required to be calculated by the Borrower, the Servicer, the Lenders or the Agents hereunder, the eligibility of each of the Transferred Contracts shall be redetermined as of such calculation date (i.e., each reference to a Closing Date in Section 3.01(b) of the Sale and Servicing Agreement shall be deemed to be a reference to the date of calculation) and, as a consequence thereof, Contracts that were Eligible Contracts on the related Closing Date may be excluded from the Aggregate Eligible Contracts Balance or the Borrowing Base on the date of calculation.

(d) Sections 2.1, 2.6(b), 7.2(a), 7.2(g) and (l), 9.7(a), 10.19, 13.4(a) and 17.1 of the Agreement are hereby amended by deleting each reference to “Initial Borrowing Base” therein and substituting, in lieu thereof, “Borrowing Base”.

(e) Section 2.1 of the Agreement is hereby amended by adding the following at the end thereof:

Notwithstanding any other provision of the Agreement to the contrary, (a) during the period beginning on August 22, 2008 and ending on (but excluding) the Distribution Date in September 2008, the aggregate principal amount of Advances made during such period shall not exceed the lesser of (i) [*] and (ii) the product of (A) [*] times (B) the Aggregate Outstanding Principal Balance of Eligible Contracts transferred to the Borrower during the period from August 22, 2008 through the date of determination, (b) during each Accrual Period beginning with the Accrual Period starting on the Distribution Date in September 2008, the aggregate principal amount of Advances made during such Accrual Period shall not exceed the lesser of (i) [*] and (ii) the product of (A) [*] times (B) the Aggregate Outstanding Principal Balance of Eligible Contracts transferred to the Borrower during such Accrual Period through the date of determination, and (c) during the period beginning with August 22, 2008 and ending on the Scheduled Facility Termination Date, the aggregate principal amount of Advances made during such period shall not exceed the lesser of (i) [*] and (ii) the sum, for each of the Eligible Contracts transferred to the Borrower during the period from August 22, 2008 through the date of determination, of the product of (A) [*] times (B) the Aggregate Outstanding Principal Balance of such Eligible Contracts.

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(f) Section 2.6 of the Agreement is hereby amended by deleting the first sentence thereof and substituting, in lieu thereof, the following:

The Borrower shall repay in full the unpaid principal amount of each Advance on the Facility Termination Date.

(g) The sentence in Section 5.1(a) of the Agreement which currently reads “Payments of the “Program Fee” (as defined in the Fee Letter) shall be allocated and paid to the Agent for each Lender Group pro rata based on the aggregate Commitments of the Lenders in such Lender Group” is hereby deleted and the following is substituted, in lieu thereof:

Payments of the “Unused Fee” (as defined in the Fee Letter) shall be allocated and paid to the Agent for each Lender Group pro rata based on the aggregate Commitments of the Lenders in such Lender Group.

(h) Section 7.2 of the Agreement is hereby amended by (i) deleting clause (k) thereof and substituting, in lieu thereof, the following:

(k) APR. The weighted average APR of the Eligible Contracts on such date (after giving effect to any reduction of the APR of any Eligible Contract pursuant to the provision of Section 4.01 of the Sale and Servicing Agreement) shall not be less than [*];

and (ii) adding the following at the end thereof:

(p) No Level III Trigger. No level III trigger breach or similar event (whether or not waived) shall have occurred under the documentation with respect to any securitization or financing of Contracts by UPFC or any of its Affiliates, other than level III trigger breaches arising solely from key person provisions applicable to the departure of Ray Thousand which have been duly waived.

(i) Section 8.1 of the Agreement is hereby amended by adding the following at the end thereof:

The Servicer hereby covenants and agrees to act as such under this Agreement for an initial term ending on August 31, 2008, which term shall be subject to extension for successive months until the Advances are paid in full, if the Required Lenders, in their sole and absolute good faith discretion (and regardless of the performance or nonperformance of the Servicer hereunder), give written notice of each such extension to the Administrative/Collateral Agent and the Servicer. If the Required Lenders do not give written notice of extension to the Administrative/Collateral Agent and the Servicer, then the term of UACC as Servicer shall terminate on the last day of such term.

On each Business Day, the Servicer shall transmit to the Borrower, the Backup Servicer, the Agents and the Administrative/Collateral Agent a statement in such form and setting forth such information as the Required Lenders may reasonably request.

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(j) Section 8.9 of the Agreement is hereby amended by (i) deleting clause (e) thereof and substituting, in lieu thereof, the following

(e) Upon appointment of the Backup Servicer as the successor Servicer, its obligations as Backup Servicer and any of its obligations as subservicer hereunder shall terminate.

and (ii) adding the following at the end thereof:

(f) Until the earlier of (i) the date on which the Backup Servicer is appointed the successor Servicer under this Agreement and (ii) the date on which the Backup Servicer shall have been notified in writing by the Required Lenders that the Backup Servicer no longer needs to provide such services, the Backup Servicer shall perform the additional backup services described in Exhibit G to this Agreement (as such Exhibit G shall be amended from time to time by the Borrower, UACC, the Backup Servicer and the Required Lenders). In connection therewith, each of the Borrower, UACC, and UPFC shall, and shall cause each of its Subsidiaries, to provided the Backup Servicer with such access to it facilities, personnel and business records during normal business hours and upon reasonable notice, and will deliver or cause to be delivered to the Backup Servicer the daily, weekly and monthly files and file extracts, such powers of attorney, corporate resolutions, servicing assignments, attorney network lists, repossession agent lists and such other documents and information, in a form reasonably acceptable to the Backup Servicer, in each case as the Backup Servicer shall reasonably require to perform such services. As compensation for such services, as part of the Backup Servicing Fee in addition to that described in the Backup Servicing Fee Letter, the Backup Servicer shall be entitled to receive (A) with respect to the Distribution Date occurring in September 2008, a one-time setup fee of [*], (B) with respect to each Distribution Date beginning with the September 2008 Distribution Date and on each Distribution Date thereafter related to a Collection Period during which the Backup Servicer performs any such services, a monthly fee equal to [*] for performing such services other than the quarterly conversion testing, (C) with respect to the September 2008 Distribution Date and each Distribution Date thereafter related to a Collection Period in which the Backup Servicer performs a quarterly conversion test, a fee equal to [*] for performing the quarterly conversion test, and (D) with respect to each Distribution Date, reimbursement of all of the Backup Servicer’s out of pocket expenses incurred in connection with providing such services, including but not limited to the reasonable fees and expenses of its outside counsel in connection with negotiating or documenting such agreements and those specified in Exhibit G.

(g) In addition to the services specifically set forth in this Agreement, the Backup Servicer shall perform subservicing duties consisting of such early- and mid-stage collection activities with respect to Delinquent Contracts on such terms and subject to such conditions as may be agreed upon from time to time in writing by the Borrower, UACC, the Backup Servicer and the Required Lenders. The amounts payable to the Backup Servicer in connection with such subservicing services are herein referred to as the “Subservicing Fees.”

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(h) Any services provided by the Backup Servicer pursuant to Section 8.9(f) or (g) shall be considered services of the Backup Servicer provided pursuant to this Agreement and the Backup Servicer shall be entitled to all of the rights, remedies, benefits and protections with respect to providing such services as it receives with respect to the other backup services the Backup Servicer provides under this Agreement.

(k) Section 9.5(a) of the Agreement is hereby amended by deleting clauses (iv) through (xiv) thereof and substituting, in lieu thereof, respectively, the following:

(iv) FOURTH, from the remaining Amount Available, pro rata based on the amount owed, (A) to the Backup Servicer, any accrued and unpaid Subservicing Fees, and (B) to the Servicer, any accrued and unpaid Servicing Fees, any transition expenses payable to the successor Servicer pursuant to the Sale and Servicing Agreement to the extent not paid by the predecessor Servicer, provided, that such transition expenses, including travel, boarding fees, mailing costs, obligor letters (welcome and goodbye) and document packaging and shipping, shall not exceed $200,000 in the aggregate (nor shall the boarding fee exceed $5.00 per contract) and the amounts specified in Section 9.2 to the extent the Servicer has not reimbursed itself in respect of such amounts pursuant to Section 9.6;

(v) FIFTH, from the remaining Amount Available, to the Administrative/Collateral Agent, on behalf of the Lenders, an amount equal to the Yield on the Advances accrued during the Accrual Period with respect to such Distribution Date (and any Yield with respect to any prior Accrual Period to the extent not paid on a prior Distribution Date), and the Fees (excluding the Upfront Facility Fee) payable on such Distribution Date pursuant to the Fee Letter (and any Fees (excluding the Upfront Facility Fee) due and not paid on a prior Distribution Date);

(vi) SIXTH, from the remaining Amount Available, to the Administrative/Collateral Agent, on behalf of the Lenders, to repay pursuant to Section 2.6(b) the principal amount of Advances in an amount equal to the excess, if any, of the then outstanding principal amount of all Advances over the Borrowing Base with respect to such Distribution Date;

(vii) SEVENTH, from the remaining Amount Available, to the Administrative/Collateral Agent, on behalf of the Lenders, the sum of (A) the product of (i) the Amortization Percentage and (ii) the excess, if any, of the remaining Amount Available over the aggregate amount of proceeds of the sale of Transferred Contracts deposited in the Collection Account pursuant to Section 13.4(a) during the related Accrual Period and (B) 100% of the aggregate amount of proceeds of the sale of Transferred Contracts deposited in the Collection Account pursuant to Section 13.4(a) during the related Accrual Period to repay the principal amount of outstanding Advances until such Advances are paid in full;

(viii) EIGHTH, from the remaining Amount Available, if a Facility Termination Event shall have occurred and be continuing, to the Administrative/Collateral Agent, on behalf of the Lenders, the principal amount of outstanding Advances until such Advances are paid in full

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(ix) NINTH, from the remaining Amount Available, to the Administrative/Collateral Agent, for the benefit of Affected Persons, any Increased Costs then due and owing;

(x) TENTH, from the remaining Amount Available, to the extent not previously paid by or on behalf of the Borrower, to each Indemnified Party, any Indemnity Amounts then due and owing to each such Indemnified Party;

(xi) ELEVENTH, from the remaining Amount Available, to the Servicer the accrued and unpaid Subordinate Servicing Fee;

(xii) TWELFTH, from the remaining Amount Available, to the extent not previously paid pursuant to clause FIRST, SECOND or THIRD above, pro rata to the Backup Servicer, the Custodian (if other than UACC ) and the Administrative/Collateral Agent, any costs and expenses due to the Backup Servicer, the Custodian and the Administrative/Collateral Agent under the Transaction Documents;

(xiii) THIRTEENTH, from the remaining Amount Available, if (i) a Facility Termination Event shall have occurred and be continuing, (ii) if the Facility Termination Date shall have occurred or (iii) all Advances outstanding are being repaid, to the Administrative/Collateral Agent, on behalf of the Lenders, an amount equal to the Upfront Facility Fee (or the remaining unpaid portion thereof) and any interest accrued thereon;

(xiv) FOURTEENTH, from the remaining Amount Available, to the Borrower.

(l) Article IX of the Agreement is hereby amended by adding the following Section at the end thereof:

SECTION 9.8 Lockboxes. On or prior to September 30, 2008, the Borrower and the Servicer shall use reasonable commercial efforts to establish one or more lockboxes for collection of payments on the Contracts with a lockbox processor or processors reasonably satisfactory to the Required Lenders, and shall enter into, and shall use reasonable commercial efforts to cause each such lockbox processor to enter into, lockbox control agreements with the Administrative/Collateral Agent in form and substance reasonably satisfactory to the Required Lenders and the Administrative/Collateral Agent. As to each such lockbox, once established, (a) the Borrower (or the Servicer on its behalf) shall use reasonable commercial efforts to direct the Obligors to make all payments on the Contracts to such lockboxes and otherwise to cause all payments made on the Contracts to be made directly to one of such lockboxes, unless the Servicer has determined in good faith that to direct payments in such manner would have an adverse effect on Net Collections, and (b) without the consent of the Required Lenders, neither the Borrower nor the Servicer shall (i) terminate or move any lockbox, terminate, or (ii) make any change in its arrangements with the lockbox processor of any lockbox if such change would adversely affect the Administrative/Collateral Agent’s Lien (for the benefit of the Secured Parties) on such lockbox and the amounts and items on deposit therein.

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(m) Article XI of the Agreement is hereby amended by adding the following Section at the end thereof:

SECTION 11.23 New Receivables. During the period from the date of this Agreement to the Scheduled Facility Termination Date, the Seller shall sell or contribute to the Borrower all newly originated Contracts and all Contracts acquired by the Seller, whether or not such Contracts are Eligible Contracts transferred pursuant to the Sale and Servicing Agreement.

(n) Section 13.4 of the Agreement is hereby amended by deleting paragraph (a) thereof and substituting, in lieu thereof, the following:

(a) Generally. To the extent that (i) the Borrowing Base equals or exceeds the aggregate outstanding principal amount of Advances, (ii) all Advances, Yield thereon and other amounts then due under this Agreement have been paid in full, (iii) there is no Facility Termination Event or Unmatured Facility Termination Event under Section 14.1, (iv) either (A) the Required Lenders have consented thereto in writing or (B) the purchase price for such Transferred Contracts equals or exceeds [*] per outstanding dollar of the principal amount of Transferred Contracts sold, and (v) there is no selection of Contracts in a manner adverse to the Lenders, in connection with the sale or transfer of Contracts pursuant to a Take-Out Securitization, in connection with the purchase by the Servicer or a Seller of a Transferred Contract pursuant to the Sale and Servicing Agreement, in connection with the purchase by a Seller from the Borrower of a Contract which the Seller represented was an Eligible Contract and which is not an Eligible Contract or in connection with the payment in full of the Advances and other Obligations hereunder, the Borrower, upon providing to the Administrative/Collateral Agent an officer’s certificate certifying that the conditions set forth in clauses (i), (ii), (iii), (iv) and (v) above have been satisfied, may from time to time obtain releases of the Administrative/Collateral Agent’s (for the benefit of the Secured Parties) security interest in all or any part of the Contract Collateral (with the matters set forth in the foregoing clauses (i), (ii) and (iii) being determined immediately after giving effect to any requested release and any payments made on the date thereof, including, without limitation, any repayment of Advances and payment of Yield thereon on such date) and may sell the portion of the Contract Collateral so released to a Seller or the Servicer or the party to the Take-Out Securitization, as the case may be (the making of any payments contemplated by such officer’s certificate being a condition to such release, it being understood that the Administrative/Collateral Agent’s security interest shall continue in any proceeds of such sale). In addition, without regard to the requirements of the preceding sentence, the Borrower may obtain a release of the Administrative/Collateral Agent’s (for the benefit of the Secured Parties) security interest in all or any part of the Contract Collateral and may sell the portion of the Contract Collateral so released to a Seller or the Servicer or the party to the Take-Out Securitization, as the case may be, if all Advances and other Obligations hereunder are paid in full from the proceeds of such sale concurrently therewith (which application shall be a condition to such release, it being understood that the Administrative/Collateral Agent’s security interest shall continue in all of such proceeds of such sale). (The Borrower shall have no obligation to sell to a Seller any Contract which is not an Eligible Contract. If the Borrower shall, in its sole discretion, agree to sell any such Contract, the purchase price to be paid by a Seller to the Borrower for such Contract shall be an arm’s length price to be mutually agreed by that Seller and the Borrower.)

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(o) Section 14.1 of the Agreement is hereby amended (i) by deleting paragraph (m) thereof in its entirety and substituting, in lieu thereof, “[reserved]”, (ii) by deleting paragraphs (e), (i), (j), (q), (r) and (s) thereof in their entireties and substituting, in lieu thereof, respectively, the following:

(e) The aggregate principal amount of all Advances outstanding hereunder exceeds the Borrowing Base and such condition continues unremedied for one Business Day and a Borrowing Base Cure Period is not in effect;

(i) The Delinquency Ratio exceeds during any of the periods set forth below the amount set forth opposite such period:

August, 2008 through January, 2009   [*]

February, 2009 and thereafter    [*];

(j) The Net Loss Ratio exceeds during any of the periods set forth below the amount set forth opposite such period:

August, 2008 through January, 2009   [*]

February, 2009 and thereafter    [*]

provided that if the Effective Advance Rate for such date of determination is less than [*], such percentage shall be [*];

(q) James Vagim shall cease to be CEO of UACC and the replacement CEO has not been approved by the Required Lenders;

(r) The average Monthly Extension Ratio exceeds (i) for any three months which ends in any of April through September of any year, [*] or (ii) for any other three months, [*];

(s) The Tangible Shareholders’ Equity of UPFC shall be less than [*] plus [*] of its positive net income (determined on a consolidated basis in accordance with GAAP) less amounts used for stock repurchases subsequent to the reporting period ended March 31, 2007 and each subsequent quarter;

(iii) by deleting paragraph (t) thereof in its entirety and substituting, in lieu thereof, “[reserved];” and (iv) by adding the following at the end thereof:

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or (v) The Borrower or the Servicer shall fail to perform or observe any term, covenant or agreement contained in Section 9.8 of this Agreement (without regard to application of any grace periods otherwise provided for in clause (b) above);

(w) The Borrower and the Servicer shall have failed to contract, on or prior to September 15, 2008, with CenterOne to perform subservicing duties consisting of early- and mid-stage collection activities with respect to Delinquent Contracts in accordance with Section 8.9(g) or shall have failed to provide, on or prior to September 15, 2008, funds to CenterOne sufficient to hire a number of employees (as determined by CenterOne) to carry out such subservicing;

(x) The Liquidity Amount - Cash is less than (i) [*] on any day prior to April 1, 2009, (ii) [*] on any day from and including April 1, 2009 and prior to August 1, 2009, or (iii) [*] on any day from and after August 1, 2009;

(y) The net income, determined in accordance with GAAP, of UPFC and its consolidated Subsidiaries is less than zero for two consecutive fiscal quarters of UPFC;

(z) The Walk-In Payment Ratio for any Distribution Date is greater than [*];

(aa) MBIA Insurance Corporation, Ambac Assurance Corporation or XL Capital Assurance Inc. shall have declared an event of default or similar event under the documentation with respect to any securitization or financing of Contracts by UPFC or any of its Affiliates;

(bb) Any event shall have occurred under the documentation with respect to any securitization or financing of Contracts by UPFC or any of its Affiliates which causes cash which would have otherwise been payable to UPFC or any of its Affiliates to be retained in a cash account or used to reduce the outstanding principal amount of the securities issued in connection with such securitization or financing; or

(cc) The Borrower shall not have delivered to the Lenders and the Administrative/Collateral Agent, on or before August 29, 2008, such Opinions of Counsel with respect to enforceability of the obligations of the Borrower, the Sellers, the Servicer, and the Guarantor and affiliates thereof under this Agreement, as amended by the Second Amendment, and with respect to true sale and nonconsolidation matters as the Required Lenders shall have requested in connection with the Second Amendment and the transactions contemplated thereby.

(p) All references in the Agreement to the Custodian shall be deemed to refer to Deutsche Bank Trust Company Americas (together with its successors in such capacity), which has succeeded to United Auto Credit Corporation in that capacity under the Agreement.

(q) The Agreement is hereby amended by adding Exhibits E, F and G thereto in the respective forms of Exhibits E, F and G attached hereto.

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2. Agreement in Full Force and Effect. Except as specifically amended and waived hereby, all of the terms and conditions of the Agreement shall remain in full force and effect.

3. Representations. Each of the Borrower, the Seller, the Servicer and the Guarantor severally represents and warrants that all acts, filings and conditions required to be done and performed and to have happened (including, without limitation, the obtaining of necessary governmental approvals) precedent to the entering into of this Amendment to constitute this Amendment and the Agreement as amended hereby the duly authorized, legal, valid and binding obligation of such party, enforceable in accordance with its terms, have been done, performed and have happened in due and strict compliance with all applicable laws.

4. Counterparts. This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

6. Effectiveness. (a) This Amendment shall become effective as of August 22, 2008 (the “Closing Date”), when:

(i) each of the parties hereto shall have executed a counterpart hereof and delivered the same to the Agent;

(ii) each Rating Agency shall have confirmed that this Amendment will not result in the withdrawal or reduction of its rating of the commercial paper of any Noncommitted Lender;

(iii) each of the parties to the Fee Letter shall have executed a counterpart of the Fifth Amendment thereof and delivered the same to the Agent, and all fees and other compensation required to be paid on the date hereof pursuant to such Fifth Amendment shall have been paid in full;

(iv) each of the parties to the Sale and Servicing Agreement shall have executed a counterpart of the First Amendment thereto dated as of date hereof and delivered the same to the Agent;

(v) each of the parties to the Residual Security Agreement shall have executed a counterpart of the Second Amendment thereto dated as of date hereof and delivered the same to the Agent; and

(vi) the Seller shall have transferred to the Borrower all Contracts which it owns as of the date hereof, whether or not such Contracts are Eligible Contracts.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

UPFC FUNDING CORP.

By:	/s/ James G. Vagim III
Name: James Vagim III
Title: President

UNITED AUTO CREDIT CORPORATION, individually and as Seller, Servicer and Custodian

By:	/s/ James G. Vagim III
Name: James Vagim III
Title: President

UNITED AUTO BUSINESS OPERATIONS, LLC, individually and as Seller

By:	/s/ James G. Vagim III
Name: James Vagim III
Title: President

UNITED PANAM FINANCIAL CORP. , individually and as Guarantor

By:	/s/ James G. Vagim III
Name: James Vagim III
Title: President

[Signature page to Second Amendment
to Amended and Restated Receivables Financing Agreement]

[**CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS DOCUMENT]

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Administrative/Collateral Agent

By:	/s/ Irene Siegel
Name: Irene Siegel
Title: Vice President

By:	/s/ Louis Bodi
Name: Louis Bodi
Title: Vice President

[Signature page to Second Amendment
to Amended and Restated Receivables Financing Agreement]

[**CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS DOCUMENT]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Custodian

By:	/s/ Carlos Falconi
Name: Carlos Falconi
Title: Associate

By:	/s/ Christopher Corcoran
Name: Christopher Corcoran
Title: Vice President

[Signature page to Second Amendment
to Amended and Restated Receivables Financing Agreement]

[**CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS DOCUMENT]

CENTERONE FINANCIAL SERVICES LLC, as
Backup Servicer

By:	/s/ Victor A. De Jesus
Name: Victor A. De Jesus
Title:VP & CFO

[Signature page to Second Amendment
to Amended and Restated Receivables Financing Agreement]

[**CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS DOCUMENT]

GEMINI LENDER GROUP

GEMINI SECURITIZATION CORP., LLC
As Noncommitted Lender

By:	/s/ Louis E. Colby
Name: Louis E. Colby
Title: Vice President

DEUTSCHE BANK AG, NEW YORK BRANCH,
as Agent and Committed Lender

By:	/s/ Eric Shea
Name: Eric Shea
Title:

By:	/s/ Roey Eyal
Name: Roey Eyal
Title: Vice President

[Signature page to Second Amendment
to Amended and Restated Receivables Financing Agreement]